Exhibit 10.2

THIS SECURED NON-CONVERTIBLE PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH, OR PURSUANT TO AN EXEMPTION FROM, THE REQUIREMENTS OF SUCH ACT OR SUCH LAWS.

ALLARITY THERAPEUTICS, INC.

SECURED PROMISSORY NOTE

$350,000.00	April 19, 2023

FOR VALUE RECEIVED, Allarity Therapeutics, Inc., a Delaware corporation, promises to pay to 3i, L.P., a Delaware limited partnership (the “Holder”), or its registered assigns, in lawful money of the United States of America, the principal sum of Three Hundred Fifty Thousand Dollars ($350,000.00), or such lesser amount as shall equal the outstanding principal amount hereof, together with interest from the date of this as provided in this Secured Non-Convertible Promissory Note (as the same may be amended, restated, supplemented, or otherwise modified from time to time in accordance with its terms, the “Note”) on the unpaid principal balance at a rate equal to 5.0% simple interest per annum, computed on the basis of the actual number of days elapsed and a year of 365 days. All unpaid principal, together with any then unpaid and accrued interest and other amounts payable hereunder, shall be due and payable on the earliest to occur of the following: (i) January 1, 2024 (the “Maturity Date”); (ii) the consummation of a Corporate Event (as defined below); or (iii) when, upon or after the occurrence of an Event of Default (as defined below), such amounts are declared due and payable by the Holder or made automatically due and payable in accordance with the terms hereof, unless this Note is earlier exchanged pursuant to Section 7.

This Note may be one of a series of secured promissory notes (collectively, the “Notes”) issued by the Company pursuant to the Note Purchase Agreement dated November 22, 2022, as such may be amended from time to time (the “Purchase Agreement”) and the Security Agreement dated November 23, 2022, as such may be amended from time to time (the “Security Agreement”). The Notes shall rank pari passu with each other in the right to repayment.

The following is a statement of the rights of Holder and the conditions to which this Note is subject, and to which Holder, by the acceptance of this Note, agrees:

1. Definitions. As used in this Note, the following capitalized terms have the following meanings:

(a) “Company” includes the corporation initially executing this Note and any Person which shall succeed to or assume the obligations of the Company under this Note.

(b) “Corporate Event” shall be deemed to have occurred (i) if the Company merges, consolidates or reorganizes with one or more entities, corporate or otherwise, as a result of which the holders of the Company’s stock entitled to vote for the election of directors immediately prior to such event do not hold at least 50% of the stock entitled to vote for the election of directors immediately after such event, or (ii) if the Company sells all or substantially all of its assets.

(c) “Event of Default” has the meaning given in Section 3 hereof.

(d) “Holder” shall mean the Person specified in the introductory paragraph of this Note or any Person who shall at the time be the registered Holder of this Note.

(e) “Obligations” shall mean and include all loans, advances, debts, liabilities and obligations, howsoever arising, owed by the Company to Holder of every kind and description (whether or not evidenced by any note or instrument and whether or not for the payment of money), now existing or hereafter arising under or pursuant to the terms of this Note, including, all interest, fees, charges, expenses, attorneys’ fees and costs and accountants’ fees and costs chargeable to and payable by the Company hereunder and thereunder, in each case, whether direct or indirect, absolute or contingent, due or to become due, and whether or not arising after the commencement of a proceeding under Title 11 of the United States Code (11 U. S. C. Section 101 et seq.), as amended from time to time (including post- petition interest) and whether or not allowed or allowable as a claim in any such proceeding.

(f) “Person” shall mean and include an individual, a partnership, a corporation (including a business trust), a joint stock company, a limited liability company, an unincorporated association, a joint venture or other entity or a governmental authority.

(g) “Securities Act” shall mean the Securities Act of 1933, as amended.

2. Prepayment. Upon two days prior written notice, the Company may prepay this Note in whole or in part without the consent of the Holder and without penalties. All payments of interest and principal shall be in lawful money of the United States of America. All payments shall be applied first to accrued interest, and thereafter to principal.

3. Events of Default. The occurrence of any of the following shall constitute an “Event of Default” under this Note:

(a) The Company fails to pay timely any of the principal amount due under this Note on the date the same becomes due and payable or any accrued interest or other amounts due under this Note on the date the same becomes due and payable; or

(b) The Company files any petition or action for relief under any bankruptcy, reorganization, insolvency or moratorium law or any other law for the relief of, or relating to, debtors, now or hereafter in effect, or makes any assignment for the benefit of creditors or takes any corporate action in furtherance of any of the foregoing; or

(c) An involuntary petition is filed against the Company (unless such petition is dismissed or discharged within forty five (45) days) under any bankruptcy statute now or hereafter in effect, or a custodian, receiver, trustee, assignee for the benefit of creditors (or other similar official) is appointed to take possession, custody or control of any property of the Company; or

(d) The Security Agreement shall for any reason fail or cease to a create a valid and perfected and, except to the extent permitted by the terms hereof or thereof, first priority security interest on the Collateral (as defined in the Security Agreement) in favor of Holder; or

(e) The Company has been delisted from The Nasdaq Stock Market LLC.

4. Notice of Events of Default. As soon as possible and in any event within three (3) business days after it becomes aware that an Event of Default has occurred, the Company shall notify the Holder in writing of the nature and extent of such Event of Default and the action, if any, it has taken or proposes to take with respect to such Event of Default.

5. Rights of Holder upon Default. Upon the occurrence or existence of any Event of Default described in Section 3 at any time thereafter during the continuance of such Event of Default, the Holder may, by written notice to the Company, declare all outstanding Obligations payable by the Company hereunder to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived. Upon the occurrence or existence of any Event of Default described in Sections 3(b) and 3(c), immediately and without notice, all outstanding Obligations payable by the Company hereunder shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived. In addition to the foregoing remedies, upon the occurrence or existence of any Event of Default, the Holder may exercise any other right, power or remedy permitted to it by the Security Agreement or by law, either by suit in equity or by action at law, or both.

6. Termination of Rights. Whether or not this Note has been surrendered for cancellation, all rights with respect to this Note shall terminate upon the issuance of equity securities upon conversion of this Note under Section 7. Notwithstanding the foregoing, Holder agrees to surrender this Note to the Company for cancellation as soon as is practicable following conversion of this Note.

7. Optional Redemptions. At any time on or after the date hereof, so long as no Event of Default has occurred or is continuing, the Company shall have the right to redeem all, but not less than all, of the outstanding balance then remaining under this Note (the “Company Optional Redemption Amount”) upon two (2) days written notice to the Holder (the “Company Optional Redemption Notice”). The Company may deliver only one Company Optional Redemption Notice hereunder and such Company Optional Redemption Notice shall be irrevocable. The Company Optional Redemption Notice shall (x) state the date on which the Company Optional Redemption shall occur (the “Company Optional Redemption Date”) which date shall not be less than five (5) business days nor more than ten (10) business days following the date of the Company Optional Redemption Notice, (y) certify that no Event of Default has occurred or is continuing and (z) state the aggregate outstanding amount of the Notes which is being redeemed from the Holder pursuant to this Section 7 on the Company Optional Redemption Date. Notwithstanding anything herein to the contrary, if no Event of Default has occurred as of the date of the Company Optional Redemption Notice but an Event of Default occurs at any time prior to the Company Optional Redemption Date, the Company shall provide the Holder a subsequent notice to that effect and unless the Holder waives the Event of Default, the Company Optional Redemption shall be cancelled and the applicable Company Optional Redemption Notice shall be null and void. For the avoidance of doubt, the Company shall have no right to effect a Company Optional Redemption if any Event of Default has occurred and continuing. If the Company elects to cause a redemption of this Note pursuant to Section 7(a), then it must simultaneously take the same action with respect to all of the other outstanding Notes.

8. Mandatory Conversion

Upon the close of a sale by the Company of common stock, pre-funded warrants and common stock purchase warrants registered with the Securities and Exchange Commission and pursuant to a reasonable best effort offering by AGP, Payee shall convert all of the unpaid principal balance of this Note into Four Hundred Eighty-Six shares of the Company’s Series A Convertible Preferred Stock.

9. Successors and Assigns. Subject to the restrictions on transfer described in Sections 12 and 13 below, the rights and obligations of the Company and Holder shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

10. Waiver and Amendment. Any provision of this Note may be amended, waived or modified upon the written consent of the Company and the Holder.

11. Headings. The headings of the various Sections and subsections herein are for reference only and shall not define, modify, expand, or limit any of the terms or provisions hereof.

12. Transfer of this Note. With respect to any offer, sale or other disposition of this Note, Holder will give written notice to the Company prior thereto, describing briefly the manner thereof, together with a written opinion of Holder’s counsel, or other evidence if reasonably satisfactory to the Company, to the effect that such offer, sale or other distribution may be effected without registration or qualification (under any federal or state law then in effect). Upon receiving such written notice and reasonably satisfactory opinion, if so requested, or other evidence, the Company, as promptly as practicable, shall notify Holder that Holder may sell or otherwise dispose of this Note, all in accordance with the terms of the notice delivered to the Company. If a determination has been made pursuant to this Section 11 that the opinion of counsel for Holder, or other evidence, is not reasonably satisfactory to the Company, the Company shall so notify Holder promptly after such determination has been made. Each Note thus transferred shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with the Securities Act, unless in the opinion of counsel for the Company such legend is not required in order to ensure compliance with the Securities Act. The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions. Subject to the foregoing, transfers of this Note shall be registered upon registration books maintained for such purpose by or on behalf of the Company. Prior to presentation of this Note for registration of transfer, the Company shall treat the registered Holder hereof as the owner and Holder of this Note for the purpose of receiving all payments of principal and interest hereon and for all other purposes whatsoever, whether or not this Note shall be overdue and the Company shall not be affected by notice to the contrary.

13. Assignment by the Company. Neither this Note nor any of the rights, interests or obligations hereunder may be assigned, by operation of law or otherwise, in whole or in part, by the Company without the prior written consent of Holder.

14. No Stockholder Rights. This Note shall not entitle the Holder to any voting rights or any other rights as a shareholder of the Company or to any other rights except the rights stated herein.

15. Notices. All notices, requests, demands, consents, instructions or other communications required or permitted hereunder shall be delivered in accordance with the terms of the Purchase Agreement

16. Waivers. Except for the notices required by this Note, the Company hereby waives notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor and all other notices or demands relative to this Note.

17. Security Interest; Pari Passu Notes. The Obligations of the Company under this Note and all other Notes are secured by the Collateral. Holder acknowledges and agrees that the payment of all or any portion of the outstanding principal amount of this Note and all interest hereon shall be pari passu in right of payment and in all other respects to the other Notes issued pursuant to the Purchase Agreement or pursuant to the terms of such Notes. In the event Holder receives payments in excess of its pro rata share of the Company’s payments to the holders of all of the Notes, then Holder shall hold in trust all such excess payments for the benefit of the holders of the other Notes and shall pay such amounts held in trust to such other holders upon demand by such holders.

18. Expenses. In the event of any Event of Default hereunder, the Company shall pay all reasonable attorneys’ fees and court costs incurred by Holder in enforcing and collecting this Note.

19. Usury. In the event any interest is paid on this Note that is deemed to be in excess of the then legal maximum rate, then that portion of the interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal of this Note.

20. Severability. If any term or provision of this Note or the Security Agreement is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Note or the Security Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.

21. Governing Law. This Note and all actions arising out of or in connection with this Note shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law provisions of the State of Delaware, or of any other state.

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IN WITNESS WHEREOF, the Company has caused this Note to be issued as of the date first written above.

ALLARITY THERAPEUTICS, INC.,
a Delaware corporation

By:	/s/ Joan Brown
Name:	Joan Brown
Title:	Chief Financial Officer

HOLDER:

3i, L.P.,
a Delaware limited partnership

By:	/s/ Maier Tarlow
Name:	Maier Tarlow